Exhibit 99.1

LAZARD LTD REPORTS

FULL-YEAR AND FOURTH-QUARTER 2022 RESULTS

Financial Advisory annual operating revenue of $1.7 billion is second highest in firm’s history	Asset Management annual operating revenue of $1.1 billion and year-end assets under management of $216 billion	Returned $936 million in capital to shareholders, including repurchasing 20 million shares in 2022

NEW YORK, February 2, 2023 – Lazard Ltd (NYSE: LAZ) today reported annual operating revenue1 of $2,769 million for the year ended December 31, 2022. Net income, as adjusted2, was $384 million, or $3.73 per share (diluted) for the year. On a U.S. GAAP basis, net income for the year was $358 million, or $3.51 per share (diluted).

For the fourth quarter of 2022, net income, as adjusted, was $67 million, or $0.69 per share (diluted). On a U.S. GAAP basis, net income for the fourth quarter was $42 million, or $0.44 per share (diluted).

“Lazard's businesses proved resilient amid the challenging macroeconomic and capital markets environment in 2022," said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. "We continued to make strategic investments, which strengthen and broaden our capabilities, and we are well-positioned to serve clients as they navigate 2023."

($ in millions, except	Year Ended			Quarter Ended
per share data and AUM)	December 31,			December 31,

	2022	2021	%'22-'21	2022	2021	%'22-'21
Net Income
U.S. GAAP	$358	$528	(32%)	$42	$210	(80%)
Per share, diluted	$3.51	$4.63	(24%)	$0.44	$1.86	(76%)
Adjusted[2]	$384	$576	(33%)	$67	$217	(69%)
Per share, diluted	$3.73	$5.04	(26%)	$0.69	$1.92	(64%)

Operating Revenue[1]
Total operating revenue	$2,769	$3,139	(12%)	$671	$968	(31%)
Financial Advisory	$1,652	$1,778	(7%)	$404	$608	(34%)
Asset Management	$1,099	$1,329	(17%)	$259	$347	(25%)

AUM ($ in billions)
Period end	$216	$274	(21%)
Average	$227	$272	(16%)	$211	$274	(23%)

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 7 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on pages 15-16.

OPERATING REVENUE

Operating revenue1 was $2,769 million for 2022, 12% lower than 2021. Fourth-quarter 2022 operating revenue was $671 million, 31% lower than the fourth quarter of 2021.

Financial Advisory

Our Financial Advisory results include Strategic and M&A Advisory, Capital Markets Advisory, Shareholder Advisory, Restructuring and Capital Solutions, Sovereign Advisory, Geopolitical Advisory, Capital Raising and Placement, and other strategic advisory for clients.

For the full year of 2022, Financial Advisory operating revenue was $1,652 million, 7% lower than 2021.

For the fourth quarter of 2022, Financial Advisory operating revenue was $404 million, 34% lower than the fourth quarter of 2021.

During and since the fourth quarter of 2022, Lazard has been engaged in significant and complex M&A transactions and other strategic advisory assignments globally, including the following completed transactions (clients are in italics): Terminix's $7.5 billion sale to Rentokil Initial; Tenneco's $7.1 billion sale to funds of Apollo; WestRock’s $1.7 billion acquisition of remaining interests in Grupo Gondi; Bain Capital's acquisition of a 55% stake in House of HR; BC Partners’ acquisition of Havea; Celerion’s acquisition by H.I.G. Capital; OCS Group’s sale of its facilities services division to CD&R; Encap Investments on its sale of Jupiter Power to BlackRock; and Green Street’s sale of a majority interest in the company to TA Associates. Announced transactions include: Xylem’s $7.5 billion acquisition of Evoqua; InfraVia Capital's investment in Virgin Media O2’s fiber network along with joint venture partners Liberty Global and Telefonica, for a total investment of approximately $5.5 billion; Southwest Gas Holdings on its decision to spin-off Centuri; Southwest Gas Holdings on its announced sale of MountainWest Pipelines to Williams; and CAES Space Systems’ sale to Veritas Capital.

Lazard has one of the world’s preeminent restructuring and capital solutions practices. During and since the fourth quarter of 2022, we have been engaged in a broad range of visible and complex restructuring and debt advisory assignments, including debtor roles involving Bed Bath & Beyond, GenapSys, Trevi Finanziaria Industriale, and Vue Entertainment, and creditor and/or related party roles involving Andrade Gutierrez, Brazos Electric Power Cooperative, Endo Pharmaceuticals, Ruby Pipeline and Party City.

Our Capital Markets and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the fourth quarter of 2022, or continued to advise or completed since December 31, 2022, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the full year of 2022, Asset Management operating revenue was $1,099 million, 17% lower than 2021. For the fourth quarter of 2022, Asset Management operating revenue was $259 million, 25% lower than the fourth quarter of 2021.

Management fees and other revenue was $1,031 million for full-year 2022, 15% lower than 2021. For the fourth quarter of 2022, management fees and other revenue was $245 million, 18% lower than the fourth quarter of 2021, and 2% higher than the third quarter of 2022.

For the full year of 2022, incentive fees were $67 million, compared to $120 million for 2021. For the fourth quarter of 2022, incentive fees were $13 million, compared to $46 million for the fourth quarter of 2021.

Average assets under management (AUM) for full-year 2022 was $227 billion, 16% lower than 2021. Average AUM for the fourth quarter of 2022 was $211 billion, 23% lower than the fourth quarter of 2021, and essentially flat compared to the third quarter of 2022.

AUM as of December 31, 2022 was $216 billion, down 21% from December 31, 2021, and 9% higher than September 30, 2022. The sequential change from September 30, 2022 was driven by market appreciation of $14.4 billion, foreign exchange appreciation of $7.7 billion and net outflows of $3.7 billion.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges), a non-GAAP measure. We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation while targeting a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

Adjusted compensation and benefits expense1 for 2022 was $1,657 million, 10% lower than 2021. The corresponding adjusted compensation ratio1 was 59.8% for 2022, compared to 58.5% for 2021.

Awarded compensation expense1 for 2022 was $1,768 million, 4% lower than 2021. The corresponding awarded compensation ratio1 was 63.8% for 2022, compared to 58.8% for 2021.

We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, while targeting a consistent deferral policy.

Non-Compensation Expense

Adjusted non-compensation expense1 for 2022 was $518 million, 10% higher than 2021. The ratio of non-compensation expense to operating revenue was 18.7% for 2022, compared to 15.0% for 2021.

Adjusted non-compensation expense for the fourth quarter of 2022, was $142 million, 6% higher than the fourth quarter of 2021. The ratio of adjusted non-compensation expense to operating revenue was 21.1% for the fourth quarter of 2022, compared to 13.8% for the fourth quarter of 2021.

Our goal remains to maintain an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $133 million for full-year 2022 and $24 million for the fourth quarter of 2022. The effective tax rate on the same basis was 25.7% for full-year 2022, compared to 23.9% for full-year 2021.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In 2022, Lazard returned $936 million to shareholders, which included: $182 million in dividends; $692 million in share repurchases of our common stock; and $62 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During 2022, we repurchased a record 19.7 million shares. As of December 31, 2022, our remaining share repurchase authorization was $302 million.

On February 1, 2023, Lazard declared a quarterly dividend of $0.50 per share on its outstanding common stock. The dividend is payable on February 24, 2023, to stockholders of record on February 13, 2023.

Lazard’s financial position remains strong. As of December 31, 2022, our cash and cash equivalents were $1.2 billion. Stockholders’ equity related to Lazard’s interests was $556 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. ET on February 2, 2023, to discuss the company’s financial results for the full year and fourth quarter of 2022. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 800-245-3047 (toll-free, U.S. and Canada) or +1 203-518-9765 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.  Conference ID: LAZQ422.

A replay of the conference call will be available by 10:00 a.m. ET, February 2, 2023, via the Lazard Investor Relations website at www.lazard.com, or by dialing 1 800-839-5637 (toll-free, U.S. and Canada) or +1 402-220-2562 (outside of the U.S. and Canada).

ABOUT LAZARD

Lazard, one of the world's preeminent financial advisory and asset management firms, operates from 43 cities across 26 countries in North and South America, Europe, Asia and Australia. Celebrating its 175th year, the firm provides advice on mergers and acquisitions, capital markets and other strategic matters, restructuring and capital solutions, and asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;
•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•	Losses caused by financial or other problems experienced by third parties;
•	Losses due to unidentified or unanticipated risks;
•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and
•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Fourth-quarter and full-year 2022 adjusted results1 exclude pre-tax charges of $0.8 million and $3.8 million, respectively, relating to office space reorganization, $33.0 million in the fourth quarter and full year relating to expenses associated with senior management transition, and $1.2 million in the fourth quarter and full year relating to the reduction of our Tax Receivable Agreement (TRA) obligation. On a U.S. GAAP basis, these resulted in a net charge of $24.8 million, or $0.26 (diluted) per share, for the fourth quarter, and a net charge of $26.9 million, or $0.27 (diluted) per share, for the full year of 2022.

LAZ-EPE

###

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP)

	Three Months Ended			% Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
($ in thousands, except per share data)	2022	2022	2021	2022	2021

Total revenue	$731,860	$746,431	$1,012,841	(2%)	(28%)
Interest expense	(19,471)	(19,687)	(20,466)
Net revenue	712,389	726,744	992,375	(2%)	(28%)
Operating expenses:
Compensation and benefits	474,843	420,937	559,768	13%	(15%)

Occupancy and equipment	30,907	30,696	32,402
Marketing and business development	26,674	19,633	16,850
Technology and information services	47,125	44,579	39,762
Professional services	21,292	15,665	26,060
Fund administration and outsourced services	24,614	27,110	35,784
Amortization of intangible assets related to acquisitions	15	15	15
Other	14,988	9,967	11,197
Subtotal	165,615	147,665	162,070	12%	2%
Provision (benefit) pursuant to tax receivable agreement	(1,209)	-	2,199
Operating expenses	639,249	568,602	724,037	12%	(12%)

Operating income	73,140	158,142	268,338	(54%)	(73%)

Provision for income taxes	16,075	35,350	57,048	(55%)	(72%)
Net income	57,065	122,792	211,290	(54%)	(73%)
Net income (loss) attributable to noncontrolling interests	14,701	16,995	913
Net income attributable to Lazard Ltd	$42,364	$105,797	$210,377	(60%)	(80%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	88,173,431	93,275,631	104,689,273	(5%)	(16%)
Diluted	94,185,566	98,865,156	112,278,982	(5%)	(16%)

Net income per share:
Basic	$0.47	$1.11	$1.97	(58%)	(76%)
Diluted	$0.44	$1.06	$1.86	(58%)	(76%)

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP)

	Year Ended
	December 31,	December 31,
($ in thousands, except per share data)	2022	2021	% Change

Total revenue	$2,855,093	$3,273,816	(13%)
Interest expense	(81,522)	(80,768)
Net revenue	2,773,571	3,193,048	(13%)
Operating expenses:
Compensation and benefits	1,656,451	1,895,859	(13%)

Occupancy and equipment	122,251	128,040
Marketing and business development	83,103	42,755
Technology and information services	171,702	146,765
Professional services	69,535	77,702
Fund administration and outsourced services	109,978	130,502
Amortization of intangible assets related to acquisitions	60	60
Other	44,852	45,318
Subtotal	601,481	571,142	5%
Provision (benefit) pursuant to tax receivable agreement	(1,209)	2,199
Operating expenses	2,256,723	2,469,200	(9%)

Operating income	516,848	723,848	(29%)

Provision for income taxes	124,365	181,303	(31%)
Net income	392,483	542,545	(28%)
Net income attributable to noncontrolling interests	34,966	14,481
Net income attributable to Lazard Ltd	$357,517	$528,064	(32%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	95,664,129	106,035,808	(10%)
Diluted	100,997,674	113,674,699	(11%)

Net income per share:
Basic	$3.68	$4.90	(25%)
Diluted	$3.51	$4.63	(24%)

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP)

	December 31,	December 31,
($ in thousands)	2022	2021

ASSETS

Cash and cash equivalents	$1,234,773	$1,465,022
Deposits with banks and short-term investments	779,246	1,347,544
Restricted cash	625,381	617,448
Receivables	652,758	805,809
Investments	698,977	1,007,339
Property	250,073	250,005
Goodwill and other intangible assets	377,330	379,571
Operating lease right-of-use assets	431,608	466,054
Deferred tax assets	407,657	435,308
Other assets	394,758	373,081

Total Assets	$5,852,561	$7,147,181

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY

Liabilities
Deposits and other customer payables	$921,834	$1,442,701
Accrued compensation and benefits	735,576	972,303
Operating lease liabilities	513,688	552,522
Tax receivable agreement obligation	191,189	213,434
Senior debt	1,687,714	1,685,227
Other liabilities	543,690	628,030
Total liabilities	4,593,691	5,494,217

Commitments and contingencies
Redeemable noncontrolling interests	583,471	575,000

Stockholders' equity
Preferred stock, par value $.01 per share	-	-
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	167,890	144,729
Retained earnings	1,676,713	1,560,636
Accumulated other comprehensive loss, net of tax	(295,854)	(223,847)
Subtotal	1,549,877	1,482,646
Class A common stock held by subsidiaries, at cost	(993,414)	(507,426)
Total Lazard Ltd stockholders' equity	556,463	975,220
Noncontrolling interests	118,936	102,744
Total stockholders' equity	675,399	1,077,964

Total liabilities, redeemable noncontrolling interests and stockholders' equity	$5,852,561	$7,147,181

LAZARD LTD
SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
($ in thousands, except per share data)	2022	2022	2021	2022	2021

Revenues:

Financial Advisory	$403,836	$453,664	$608,178	(11%)	(34%)
Asset Management	258,618	262,559	346,607	(2%)	(25%)
Corporate	8,507	7,328	13,160	16%	(35%)

Operating revenue (b)	$670,961	$723,551	$967,945	(7%)	(31%)

Expenses:

Adjusted compensation and benefits expense (c)	$418,598	$434,131	$544,510	(4%)	(23%)
Ratio of adjusted compensation to operating revenue	62.4%	60.0%	56.3%

Non-compensation expense (d)	$141,843	$128,263	$133,903	11%	6%
Ratio of non-compensation to operating revenue	21.1%	17.7%	13.8%

Earnings:

Earnings from operations (e)	$110,520	$161,157	$289,532	(31%)	(62%)
Operating margin (f)	16.5%	22.3%	29.9%

Adjusted net income (g)	$67,130	$106,472	$217,209	(37%)	(69%)

Diluted adjusted net income per share	$0.69	$1.05	$1.92	(34%)	(64%)

Diluted weighted average shares (h)	97,222,787	101,603,367	113,294,302	(4%)	(14%)

Effective tax rate (i)	26.3%	25.1%	19.8%

This presentation includes non-U.S. GAAP ("non-GAAP") measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD
SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Year Ended
	December 31,	December 31,
($ in thousands, except per share data)	2022	2021	% Change

Revenues:

Financial Advisory	$1,652,422	$1,777,848	(7%)
Asset Management	1,098,665	1,328,540	(17%)
Corporate	17,971	32,509	(45%)

Operating revenue (b)	$2,769,058	$3,138,897	(12%)

Expenses:

Adjusted compensation and benefits expense (c)	$1,656,838	$1,836,227	(10%)
Ratio of adjusted compensation to operating revenue	59.8%	58.5%

Non-compensation expense (d)	$518,173	$471,947	10%
Ratio of non-compensation to operating revenue	18.7%	15.0%

Earnings:

Earnings from operations (e)	$594,047	$830,723	(28%)
Operating margin (f)	21.5%	26.5%

Adjusted net income (g)	$384,402	$575,626	(33%)

Diluted adjusted net income per share	$3.73	$5.04	(26%)

Diluted weighted average shares (h)	103,193,048	114,248,065	(10%)

Effective tax rate (i)	25.7%	23.9%

This presentation includes non-GAAP measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

COMPENSATION AND BENEFITS – ANALYSIS

(unaudited)

($ in millions except share price)

	2016	2017	2018	2019	2020	2021	2022

ADJUSTED U.S. GAAP BASIS (c)

Base salary	$372.7	$404.9	$431.9	$446.9	$455.0	$487.1	$535.0

Benefits and other	201.9	243.4	263.6	258.3	227.7	286.5	293.0

Cash incentive compensation	398.3	465.5	445.5	390.8	435.3	662.4	457.8

Total cash compensation, benefits and other	972.9	1,113.8	1,141.0	1,096.0	1,118.0	1,436.0	1,285.8

Amortization of deferred incentive awards	352.4	367.3	375.6	367.9	384.1	400.2	371.0

Compensation and benefits - Adjusted U.S. GAAP basis (j)	$1,325.3	$1,481.1	$1,516.6	$1,463.9	$1,502.1	$1,836.2	$1,656.8

% of Operating Revenue	56.5%	55.8%	55.1%	57.5%	59.5%	58.5%	59.8%

AWARDED BASIS

Total cash compensation and benefits (per above)	$972.9	$1,113.8	$1,141.0	$1,096.0	$1,118.0	$1,436.0	$1,285.8

Deferred year-end incentive awards	342.4	351.0	377.8	361.3	364.4	389.7	436.2

Compensation and benefits before sign-on and other

special deferred incentive awards	1,315.3	1,464.8	1,518.8	1,457.3	1,482.4	1,825.7	1,722.0

Sign-on and other special deferred incentive awards (k)	29.9	36.2	45.7	37.6	54.9	48.5	79.3

Total Compensation and benefits - Notional	1,345.2	1,501.0	1,564.5	1,494.9	1,537.3	1,874.2	1,801.3

Adjustment for actual/estimated forfeitures (l)	(27.9)	(25.3)	(27.5)	(25.9)	(27.3)	(28.5)	(33.5)

Compensation and benefits - Awarded (m)	$1,317.3	$1,475.7	$1,537.0	$1,469.0	$1,510.0	$1,845.7	$1,767.8

% of Operating Revenue - Awarded Basis (m)	56.2%	55.6%	55.8%	57.7%	59.8%	58.8%	63.8%

Memo:

Total value of deferred equity-based year end
incentive awards	$234.8	$216.4	$253.8	$165.5	$172.4	$198.1	TBD

Equity-based year end awards - share equivalents ('000)	5,395	3,850	6,735	3,858	3,988	6,012	TBD

Price at issuance	$43.43	$56.22	$37.69	$42.89	$43.23	$32.95	TBD

Deferred compensation awards ratio (n)	26.0%	24.0%	24.9%	24.8%	24.6%	21.3%	25.3%

Operating revenue	$2,344.3	$2,654.5	$2,754.8	$2,546.0	$2,523.5	$3,138.9	$2,769.1

This presentation includes non-GAAP measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD
ASSETS UNDER MANAGEMENT ("AUM")
(unaudited)

($ in millions)

	As of			Variance
	December 31,	September 30,	December 31,
	2022	2022	2021	Qtr to Qtr	YTD

Equity:
Emerging Markets	$21,557	$20,378	$31,227	5.8%	(31.0%)
Global	46,861	43,754	59,516	7.1%	(21.3%)
Local	47,504	43,589	56,310	9.0%	(15.6%)
Multi-Regional	51,473	45,988	73,953	11.9%	(30.4%)
Total Equity	167,395	153,709	221,006	8.9%	(24.3%)
Fixed Income:
Emerging Markets	8,944	9,288	12,231	(3.7%)	(26.9%)
Global	11,029	10,252	14,410	7.6%	(23.5%)
Local	5,352	4,986	6,022	7.3%	(11.1%)
Multi-Regional	18,061	13,786	13,623	31.0%	32.6%
Total Fixed Income	43,386	38,312	46,286	13.2%	(6.3%)
Alternative Investments	3,812	3,900	4,203	(2.3%)	(9.3%)
Private Equity	1,038	1,042	1,290	(0.4%)	(19.5%)
Cash Management	494	803	954	(38.5%)	(48.2%)
Total AUM	$216,125	$197,766	$273,739	9.3%	(21.0%)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021		2022	2021

AUM - Beginning of Period	$197,766	$272,572		$273,739	$258,642

Net Flows	(3,735)	(6,735)		(16,915)	(11,573)
Market and foreign exchange
appreciation (depreciation)	22,094	7,902		(40,699)	26,670

AUM - End of Period	$216,125	$273,739		$216,125	$273,739

Average AUM	$211,243	$273,514		$227,444	$272,051

% Change in average AUM	(22.8%)			(16.4%)

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD
RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)
(unaudited)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in thousands, except per share data)	2022	2022	2021	2022	2021

Operating Revenue
Net revenue - U.S. GAAP Basis	$712,389	$726,744	$992,375	$2,773,571	$3,193,048

Adjustments:
Revenue related to noncontrolling interests (o)	(16,771)	(20,847)	(7,515)	(49,073)	(31,624)
(Gains) losses related to Lazard Fund Interests ("LFI") and other similar arrangements	(21,340)	16,180	(12,884)	44,261	(35,494)
Distribution fees, reimbursable deal costs, bad debt expense and other (p)	(22,736)	(17,588)	(22,842)	(76,229)	(85,053)
Losses associated with restructuring and closing of certain offices (q)	-	-	15	-	23,645
Interest expense	19,419	19,062	18,796	76,528	74,375

Operating revenue, as adjusted (b)	$670,961	$723,551	$967,945	$2,769,058	$3,138,897

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$474,843	$420,937	$559,768	$1,656,451	$1,895,859

Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(21,340)	16,180	(12,884)	44,261	(35,494)
Expenses associated with restructuring and closing of certain offices (r)	-	-	-	-	(14,922)
Expenses associated with senior management transition (s)	(33,019)	-	-	(33,019)	-
Compensation related to noncontrolling interests (o)	(1,886)	(2,986)	(2,374)	(10,855)	(9,216)

Compensation and benefits expense, as adjusted (c)	$418,598	$434,131	$544,510	$1,656,838	$1,836,227

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$165,615	$147,665	$162,070	$601,481	$571,142

Adjustments:
Expenses related to office space reorganization (t)	(836)	(933)	(967)	(3,764)	(4,611)
Distribution fees, reimbursable deal costs, bad debt expense and other (p)	(22,736)	(17,588)	(22,842)	(76,229)	(85,053)
Amortization of intangible assets related to acquisitions	(15)	(15)	(15)	(60)	(60)
Expenses associated with restructuring and closing of certain offices (r)	-	-	(115)	-	(1,539)
Non-compensation expense related to noncontrolling interests (o)	(185)	(866)	(4,228)	(3,255)	(7,932)

Non-compensation expense, as adjusted (d)	$141,843	$128,263	$133,903	$518,173	$471,947

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$73,140	$158,142	$268,338	$516,848	$723,848

Adjustments:
Provision (benefit) pursuant to tax receivable agreement obligation	(1,209)	-	2,199	(1,209)	2,199
Losses associated with restructuring and closing of certain offices (q)	-	-	15	-	23,645
Expenses related to office space reorganization (t)	836	933	967	3,764	4,611
Expenses associated with restructuring and closing of certain offices (r)	-	-	115	-	16,461
Expenses associated with senior management transition (s)	33,019	-	-	33,019	-
Net income related to noncontrolling interests (o)	(14,701)	(16,995)	(913)	(34,966)	(14,481)
Pre-tax income, as adjusted	91,085	142,080	270,721	517,456	756,283
Interest expense	19,419	19,062	18,796	76,528	74,375
Amortization of intangible assets related to acquisitions and other	16	15	15	63	65
Earnings from operations, as adjusted (e)	$110,520	$161,157	$289,532	$594,047	$830,723

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$42,364	$105,797	$210,377	$357,517	$528,064
Adjustments:
Provision (benefit) pursuant to tax receivable agreement obligation	(1,209)	-	2,199	(1,209)	2,199
Losses associated with restructuring and closing of certain offices (q)	-	-	15	-	23,645
Expenses related to office space reorganization (t)	836	933	967	3,764	4,611
Expenses associated with restructuring and closing of certain offices (r)	-	-	115	-	16,461
Expenses associated with senior management transition (s)	33,019	-	-	33,019	-
Tax expense (benefit) allocated to adjustments	(7,880)	(258)	3,536	(8,689)	646

Net income, as adjusted (g)	$67,130	$106,472	$217,209	$384,402	$575,626

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	94,185,566	98,865,156	112,278,982	100,997,674	113,674,699
Adjustment: participating securities including profits interest participation rights	3,037,221	2,738,211	1,015,320	2,195,374	573,366

Diluted Weighted Average Shares Outstanding, as adjusted (h)	97,222,787	101,603,367	113,294,302	103,193,048	114,248,065

Diluted net income per share:
U.S. GAAP Basis	$0.44	$1.06	$1.86	$3.51	$4.63
Non-GAAP Basis, as adjusted	$0.69	$1.05	$1.92	$3.73	$5.04

This presentation includes non-GAAP measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD
RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)
(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in thousands)	2022	2022	2021	2022	2021

Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$30,907	$30,696	$32,402	$122,251	$128,040
Marketing and business development	26,674	19,633	16,850	83,103	42,755
Technology and information services	47,125	44,579	39,762	171,702	146,765
Professional services	21,292	15,665	26,060	69,535	77,702
Fund administration and outsourced services	24,614	27,110	35,784	109,978	130,502
Amortization of intangible assets related to acquisitions	15	15	15	60	60
Other	14,988	9,967	11,197	44,852	45,318
Non-compensation expense - Subtotal - U.S. GAAP Basis	$165,615	$147,665	$162,070	$601,481	$571,142

Non-compensation expense - Adjustments:
Occupancy and equipment (o) (r) (t)	$(828)	$(944)	$(892)	$(3,887)	$(5,395)
Marketing and business development (o) (p) (r)	(3,656)	(2,516)	(1,425)	(9,440)	(4,138)
Technology and information services (o) (p) (r)	(45)	(23)	4	(159)	(170)
Professional services (o) (p) (r) (t)	(618)	(510)	(3,888)	(2,269)	(8,546)
Fund administration and outsourced services (o) (p)	(14,092)	(14,362)	(21,661)	(60,646)	(73,426)
Amortization of intangible assets related to acquisitions	(15)	(15)	(15)	(60)	(60)
Other (o) (p) (r) (t)	(4,518)	(1,032)	(290)	(6,847)	(7,460)
Subtotal Non-compensation adjustments	$(23,772)	$(19,402)	$(28,167)	$(83,308)	$(99,195)

Non-compensation expense, as adjusted:
Occupancy and equipment	$30,079	$29,752	$31,510	$118,364	$122,645
Marketing and business development	23,018	17,117	15,425	73,663	38,617
Technology and information services	47,080	44,556	39,766	171,543	146,595
Professional services	20,674	15,155	22,172	67,266	69,156
Fund administration and outsourced services	10,522	12,748	14,123	49,332	57,076
Amortization of intangible assets related to acquisitions	-	-	-	-	-
Other	10,470	8,935	10,907	38,005	37,858
Non-compensation expense, as adjusted (d)	$141,843	$128,263	$133,903	$518,173	$471,947

This presentation includes non-GAAP measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures.  Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (o) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (p) below), (iv) for the three and twelve month periods ended December 31, 2021, losses associated with restructuring and closing of certain offices (see (q) below), and (v) interest expense primarily related to corporate financing activities.

(c)

A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) for the twelve month period ended December 31, 2021, expenses associated with restructuring and closing of certain offices (see (r) below), (iii) for the three and twelve month periods ended December 31, 2022, expenses associated with senior management transition (see (s) below), and (iv) compensation and benefits related to noncontrolling interests (see (o) below).

(d)

A non-GAAP measure which excludes (i) expenses related to office space reorganization (see (t) below), (ii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (p) below), (iii) amortization of intangible assets related to acquisitions, (iv) for the three and twelve month periods ended December 31, 2021, expenses associated with restructuring and closing of certain offices (see (r) below), and (v) expenses related to noncontrolling interests (see (o) below).

(e)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2022 and December 31, 2021, a provision (benefit) pursuant to our Tax Receivable Agreement obligation, (ii) for the three and twelve month periods ended December 31, 2021, losses associated with restructuring and closing of certain offices (see (q) below), (iii) expenses related to office space reorganization (see (t) below), (iv) for the three and twelve month periods ended December 31, 2021, expenses associated with restructuring and closing of certain offices (see (r) below), (v) for the three and twelve month periods ended December 31, 2022, expenses associated with senior management transition (see (s) below), (vi) net revenue and expenses related to noncontrolling interests (see (o) below), (vii) interest expense primarily related to corporate financing activities, and (viii) amortization of intangible assets related to acquisitions.

(f) Represents earnings from operations as a percentage of operating revenue and is a non-GAAP measure.

(g)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2022 and December 31, 2021, a provision (benefit) pursuant to our Tax Receivable Agreement obligation, (ii) for the three and twelve month periods ended December 31, 2021, losses associated with restructuring and closing of certain offices (see (q) below), (iii) expenses related to office space reorganization (see (t) below), (iv) for the three and twelve month periods ended December 31, 2021, expenses associated with restructuring and closing of certain offices (see (r) below), and (v) for the three and twelve month periods ended December 31, 2022, expenses associated with senior management transition (see (s) below), net of tax expense (benefits).

(h)

A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments.  The computation is based on a quotient, the numerator of which is the provision for income taxes of $23,955, $35,608, and $53,512 for the three month periods ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively, $133,054 and $180,657 for the twelve month periods ended December 31, 2022 and 2021, respectively, and the denominator of which is pre-tax income of $91,085, $142,080, and $270,721 for the three month periods ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively, $517,456 and $756,283 for the twelve month periods ended December 31, 2022 and 2021, respectively.

(j) A reconciliation of U.S. GAAP compensation and benefits expense to compensation and benefits expense, as adjusted:

	Year Ended December 31,
($ in thousands)	2016	2017	2018	2019	2020	2021	2022

Compensation & benefits expense - U.S. GAAP Basis	$1,340,543	$1,512,873	$1,514,735	$1,563,395	$1,550,684	$1,895,859	$1,656,451

Adjustments:
Expenses associated with restructuring and closing of certain offices (r)	-	-	-	-	-	(14,922)	-
Charges associated with business realignment (u)	-	-	-	(56,635)	-	-	-
Charges pertaining to ERP system implementation (v)	-	-	(1,190)	-	-	-	-
(Charges) credits pertaining to LFI and other similar arrangements comp. liability	(3,318)	(23,526)	14,086	(31,657)	(40,634)	(35,494)	44,261
Expenses associated with senior management transition (s)	-	-	-	-	-	-	(33,019)
Compensation related to noncontrolling interests (o)	(11,900)	(8,285)	(10,999)	(11,175)	(7,927)	(9,216)	(10,855)

Compensation & benefits expense, as adjusted	$1,325,325	$1,481,062	$1,516,632	$1,463,928	$1,502,123	$1,836,227	$1,656,838

(k)	Special deferred incentive awards are granted outside the year end compensation process and include grants to new hires, retention awards, and performance units earned under PRSU grants.

(l)

Under U.S. GAAP, an estimate is made for future forfeitures of the deferred portion of such awards.  This estimate is based on both historical experience and future expectations.  The result reflects the cost associated with awards that are expected to vest.  This calculation is undertaken in order to present awarded compensation on a similar basis to GAAP compensation.  Amounts for all periods represent estimated forfeitures.

(m)

Awarded Compensation and Benefits was restated in 2017 to eliminate the year-end foreign exchange adjustment to better align awarded compensation with revenue. The impact of the change is not material.

(n)

Deferred compensation awards ratio is deferred year-end incentive awards, divided by total awarded compensation excluding sign-on and other special deferred incentive awards and actual/estimated forfeitures.

(o)	Noncontrolling interests include revenue and expenses principally related to Edgewater, ESC Funds and a Special Purpose Acquisition Company.

(p)

Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(q)

Represents losses related to the reclassification of currency translation adjustments to earnings from accumulated other comprehensive loss associated with restructuring and closing of certain of our offices.

(r)	Expenses associated with restructuring and closing of certain offices.

(s)	Represents expenses associated with senior management transition reflecting the departure of certain executive officers

(t)	Represents building depreciation and other costs related to office space reorganization.

(u)	Represents expenses and losses associated with a business realignment which included employee reductions and the closing of subscale offices and investment strategies.

(v)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.

TBD	To be determined